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                                                                Exhibit 23.03

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 1998, except for Note 14, as to which the date is February 7, 1998, with respect to the financial statements of Cauff Lippman Aviation, Inc. and Certain Affiliates included in the Registration Statement (Form S-1 No. 33-XXXXX) and related Prospectus of UniCapital Corporation for the registration of its common stock.

                                        Ernst and Young LLP

Miami, Florida
February 16, 1998